 EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                                 Nine Months           Year             Year            Year
                                                    Ended              Ended           Ended            Ended
                                                September 30,       December 31,     December 31,    December 31,
                                                    2000               1999            1998             1997
                                                --------------     --------------   --------------  --------------
 Net Income                                          $ 156,323        $ 172,276       $ 123,535         $ 64,916

 (Less) Nonrecurring item:
              Gain on sale                           $ (33,273)       $ (47,093)      $ (25,270)        $   (677)
              Non-recurring charges                          -           16,782               -                -

 (Plus) Extraordinary item:
              Unamortized loan fee write-off         $       -        $       -       $     245         $  1,183

 (Plus) Fixed charges:
              Portion of rents representative
                      of the interest factor         $     343        $     526       $     293         $    172
              Interest expense                          61,815           74,699          54,650           16,977
              Interest capitalized                      12,912           21,888          14,724            9,024
              Debt cost amortization                     2,007            2,624           2,068              700
              Preferred dividend                        29,834           39,779          28,132           19,656
                                                       -------          -------         -------          -------

                  Total fixed charges (1)            $ 106,911        $ 139,516       $  99,867         $ 46,529

 (Less):
              Interest capitalized                   $  12,912        $  21,888       $  14,724         $  9,024
              Preferred dividend                        29,834           39,779          28,132           19,656

 Adjusted earnings (2)                               $ 187,215        $ 219,814       $ 155,521         $ 83,271
                                                    ----------       ----------      ----------        ---------

 Ratio (2 divided by 1)                                   1.75             1.58            1.56             1.79
                                                    ==========       ==========      ==========        =========

                                                    Year             Year
                                                    Ended           Ended
                                                 December 31,     December 31,
                                                    1996            1995
                                                --------------   ---------------
 Net Income                                         $ 51,651        $ 30,937

 (Less) Nonrecurring item:
              Gain on sale                          $ (7,850)       $      -
              Non-recurring charges                        -               -

 (Plus) Extraordinary item:
              Unamortized loan fee write-off        $  2,356        $  1,158


(Plus) Fixed charges:
              Portion of rents representative
                      of the interest factor           $ 150           $ 117
              Interest expense                         9,545          11,056
              Interest capitalized                    12,883           6,004
              Debt cost amortization                   1,842           1,869
              Preferred dividend                      10,422               -
                                                     -------        ---------

                  Total fixed charges (1)           $ 34,842        $ 19,046

 (Less):
              Interest capitalized                  $ 12,883        $  6,004
              Preferred dividend                      10,422               -

 Adjusted earnings (2)                              $ 57,694        $ 45,137
                                                   ---------       ---------

 Ratio (2 divided by 1)                                 1.66            2.37
                                                   =========       =========

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES



                                                 Nine Months           Year             Year            Year
                                                    Ended              Ended           Ended            Ended
                                                September 30,       December 31,     December 31,    December 31,
                                                    2000               1999            1998             1997
                                               ---------------    --------------   ---------------  -------------
 Net Income                                         $  156,323       $  172,276       $ 123,535      $    64,916

 (Less) Nonrecurring item:
              Gain on sale                          $  (33,273)      $  (47,093)      $ (25,270)     $      (677)
              Non-recurring charges                          -           16,782               -                -

 (Plus) Extraordinary item:
              Unamortized loan fee write-off        $        -       $        -       $     245      $     1,183

 (Plus) Fixed charges:
              Portion of rents representative
                      of the interest factor        $      343       $      526       $     293      $       172
              Interest expense                          61,815           74,699          54,650           16,977
              Interest capitalized                      12,912           21,888          14,724            9,024
              Debt cost amortization                     2,007            2,624           2,068              700
                                                    ----------       ----------       ---------      -----------

                  Total fixed charges (1)           $   77,077       $   99,737       $  71,735      $    26,873

 (Less):
              Interest capitalized                  $   12,912       $   21,888       $  14,724      $     9,024

 Adjusted earnings (2)                              $  187,215       $  219,814       $ 155,521      $    83,271
                                                    ----------       ----------       ---------      -----------

 Ratio (2 divided by 1)                                   2.43             2.20            2.17             3.10
                                                    ==========       ==========       =========      ===========

                                                   Year             Year
                                                   Ended           Ended
                                                December 31,     December 31,
                                                   1996            1995
                                              --------------   ----------------
 Net Income                                      $   51,651        $   30,937

 (Less) Nonrecurring item:
              Gain on sale                       $   (7,850)       $        -
              Non-recurring charges                       -                 -

 (Plus) Extraordinary item:
              Unamortized loan fee write-off     $    2,356        $    1,158

 (Plus) Fixed charges:
              Portion of rents representative
                      of the interest factor     $      150        $      117
              Interest expense                        9,545            11,056
              Interest capitalized                   12,883             6,004
              Debt cost amortization                  1,842             1,869
                                                 ----------        ----------

                  Total fixed charges (1)        $   24,420        $   19,046

 (Less):
              Interest capitalized               $   12,883        $    6,004

 Adjusted earnings (2)                           $   57,694        $   45,137
                                                 ----------        ----------

 Ratio (2 divided by 1)                               2.36               2.37
                                                 ===========       ==========